Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

The Board of Directors and Stockholders

Lighting Science Group Corporation

Satellite Beach, Florida

We consent to the use and inclusion in this Registration Statement No. 333-162966 on Form S-1 and the Prospectus, which is a part of this Registration Statement, of our report dated May 15, 2009 on our audit of the consolidated financial statements of Lighting Science Group Corporation and Subsidiaries at December 31, 2007 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the period from June 14, 2007 through December 31, 2007 and of LED Effects, Inc. (LED) and subsidiaries for the period from January 1, 2007 through June 13, 2007 (collectively “the companies”).

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement and Prospectus.

/s/ Turner, Stone & Company L.L.P.

Certified Public Accountants

Dallas, Texas

January 12, 2010

Turner, Stone & Company, L.L.P
Accountants and consultants
12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone: 972-239-1660 / Facsimile: 972-239-1665
Toll Free: 877-853-4195
Web site: turnerstone.com